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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in each of the Registration Statements on Form S-8 (Nos. 33-98314, 33-98316, 33-98318, 33-98320, 33-99464,
33-99466, 33-99470, 333-04008), the Registration Statement on Form S-3 (No. 333-
48663) and the Registration Statement on Form S-4 (No. 333-51491) of PSINet Inc. of our report dated September 30, 1998, with respect to the financial statements of Tokyo Internet Corporation contained in the Current Report on Form 8-K dated October 16, 1998 of PSINet Inc.


/s/ Price Waterhouse
Price Waterhouse


October 16, 1998
Tokyo, Japan